SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2007

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue Warren, Michigan	48093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (586) 751-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On August 31, 2007, in connection with the Arcelor transaction described in Item 2.01 below, we entered into the following materials agreements, each dated August 31, 2007, addressing corporate governance or stockholder matters after closing:

•	Standstill and Stockholder Agreement among Noble International, Ltd. (“Noble,” “we” or “us”), Arcelor, S.A. (“Arcelor”) and our founder and chairman, Robert J. Skandalaris; and

•	Registration Rights Agreement among Noble, Arcelor and Mr. Skandalaris.

We also entered into the following material agreements, each dated August 31, 2007, addressing transitional or commercial relationships with Arcelor after closing:

•	Transitional Services Agreement among our wholly-owned subsidiary, Noble European Holdings B.V. (“Noble B.V.”), and Arcelor;

•	Steel Supply and Services Agreement among Noble B.V., Arcelor, Arcelor Auto S.A. and Arcelor Commercial FCSE S.A.; and

•	Contract Manufacturing Agreement among Noble, Noble B.V. and Arcelor.

We included a description of each of these agreements on pages 70 through 75 of our definitive proxy statement for our 2007 annual meeting filed with the Securities and Exchange Commission on August 2, 2007, and we incorporate by reference that description in this Form 8-K. The Standstill and Stockholder Agreement and the Registration Rights Agreement are incorporated by reference from Exhibits 99.1 and 99.2 to Amendment No. 1 to Schedule 13D filed by Mr. Skandalaris on September 6, 2007. We will file the other agreements as exhibits to our next applicable periodic report or registration statement.

On August 31, 2007, Noble B.V. entered into a Facilities Agreement dated as of August 31, 2007 with its subsidiaries named therein, BNP Paribas, as arranger, agent, security agent and lender. Additional information about the Facilities Agreement is set forth in Item 2.03 below. We will file this agreement as an exhibit to our next applicable periodic report or registration statement.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On August 31, 2007, we closed a strategic business combination pursuant to which Arcelor transferred substantially all of the tailored laser-welded blank business conducted by it in western and eastern Europe, India, China and the U.S. and licensed the related trade secrets and intellectual property or rights therein (all such assets, collectively, the “Business”) to Noble, B.V., a new wholly-owned subsidiary formed by us under the laws of the Netherlands. In exchange for the Business, we:

•	issued Arcelor 9,375,000 shares of our common stock, representing approximately 40% of our common stock outstanding after closing;

•	paid Arcelor $104 million cash (after adjustments for capital leases, among other things, but subject to a post-closing adjustment for working capital); and

•	delivered a $15 million interest-only subordinated note to Arcelor that bears interest at an annual rate of 6% and matures on the fifth anniversary of the closing.

In our Form 8-K dated March 16, 2007 we reported entering into a Share Purchase Agreement dated as of March 15, 2007 for the transaction with Arcelor. Our stockholders approved the Share Purchase Agreement at our 2007 annual meeting of stockholders held on August 30, 2007. The Share Purchase Agreement is incorporated by reference as an exhibit to the Form 8-K from Appendix A to our proxy statement for our 2007 annual meeting.

Arcelor is a member of the Arcelor Mittal Group, the world’s leading steel company, with over 330,000 employees in more than 60 countries. The Business, excluding joint ventures in India and China, had total revenues of €278.9 million in 2006. Eight facilities located in Belgium, Germany, France, Spain, the United Kingdom, Slovakia and the United States were responsible on a combined basis for approximately 92% of 2006 revenues of the Business.

We did not acquire two laser-welded blanks production plants owned by Arcelor subsidiaries in Belgium and Germany, but we have an option to take ownership of the plants’ laser-welding machines in the future. In addition, we have the right to buy all of the laser-welded blanks, unwelded blanks and patch-welded blanks produced at these plants. In addition, we did not acquire the business of Powerlasers Limited, a subsidiary of Dofasco, Inc., a Canadian steel producer that Arcelor acquired in February 2006. Dofasco’s stock is held in trust by a Dutch trust for the benefit of Arcelor, and any sale of Dofasco or any of its assets, including Powerlasers, must be approved by the directors of the trust. Subject to certain conditions, we have agreed to buy Powerlasers for $50.0 million if the directors of the trust permit the transfer of Powerlasers to us.

The only liabilities of the Business that Arcelor transferred to us in the transaction consist of trade payables and certain employment liabilities related to employees of the Business. Arcelor’s indemnification obligations in the Share Purchase Agreement include indemnifying us for liabilities associated with the operation of the Business before closing that do not fall into either these two categories, subject to a $33 million cap for all indemnification obligations (other than claims relating to fraud).

Additional information about the transaction is set forth on pages 51 through 69 of our proxy statement for our 2007 annual meeting of stockholders, and we incorporate that information by reference in this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On August 31, 2007, Noble B.V. entered into a Facilities Agreement for a term loan and line of credit with BNP Paribas, as arranger, agent, security agent and lender for the cash portion of the acquisition price for the Business and to provide working capital for the Business after closing. The term loan is for €78.0 million, repayable in ten equal semiannual installments, plus interest, over five years. The line of credit is a €40.0 million revolver. Both the term loan and the line of credit bear interest at a floating rate equal to the Euro Interbank Offered Rate plus an initial margin of 1.5% and are secured by the assets of Noble B.V. and its subsidiaries. The margin will fluctuate annually from a minimum of 1.0% to a maximum of 2.5%, depending on, among other things, the ratio of Noble B.V.’s total consolidated debt (excluding subordinated debt) at year end to earnings before interest, taxes, depreciation and amortization (EBITDA) for the year then ended.

The Facilities Agreement contains financial covenants, including the following:

•

a minimum ratio of cash flow to debt service requirements for any 12 month period ending on the last day of any fiscal quarter of at least 1:1, increasing to 1.15:1 on December 31, 2009 and to 1.2:1 on December 31, 2010;

•	a minimum ratio of EBITDA to interest charges for any 12 month period ending on the last day of any fiscal quarter of at least 5:1;

•	a maximum ratio of total debt (excluding subordinated debt) to EBITDA of not more than 2.25:1 as of the end of any fiscal period; and

•	a prohibition on capital expenditures exceeding 110% of the amounts set forth in projections previously delivered to the lenders.

The Facilities Agreement contains negative covenants, including:

•	a prohibition on the payment of dividends by Noble B.V.; and

•	limitations on acquisitions and business combinations by Noble B.V.

We have not guaranteed either financing in our capacity as Noble B.V.’s ultimate parent company. However, because the obligations represent indebtedness of our consolidated subsidiary, they will be included in our consolidated financial statements.

The lenders may accelerate both credit facilities upon the occurrence of certain events, including:

•	nonpayment of principal, interest and other amounts for more than three business days after the due date;

•	the breach of any financial covenant;

•	the breach of any other covenant and, if susceptible of cure, failure to cure the breach within ten business days;

•	any representation is materially incorrect when deemed made and if susceptible of cure, the breach is not cured within ten business days;

•	events of default under other indebtedness of €1.0 million or more of Noble B.V. or any of its subsidiaries;

•	insolvency or insolvency proceedings of Noble B.V. or any material subsidiary; and

•	any event or circumstance that has or is reasonably likely to have a material adverse effect on Noble B.V. and its subsidiaries, taken as a whole.

The other terms and conditions of the agreement are consistent with credit facilities of this nature.

Item 3.02.	Unregistered Sales of Equity Securities

At the closing of the Arcelor transaction described in Item 2.01, we issued 9,375,000 shares of our common stock to Arcelor as partial consideration for the Business. We issued the shares in a private placement to Arcelor in reliance on Section 4(2) of the Securities Act of 1933.

Item 5.01.	Changes in Control of Registrant

As a result of the Arcelor transaction described in Item 2.01, Arcelor owns approximately 40% of our outstanding common stock and is our single largest stockholder. To our knowledge, Mr. Skandalaris is our third largest stockholder, owning approximately 9% of our common stock. Under the Standstill and Stockholder Agreement they signed with us at closing, Arcelor and Mr. Skandalaris have the right, on a combined basis, to nominate a majority of our board of directors. Furthermore, we have agreed with them in the Standstill and Stockholder Agreement not to undertake actions regarding a number of strategic initiatives without the prior approval of both Arcelor and Mr. Skandalaris, including:

•	the entry into or acquisition of a new business involving an investment of more than $25 million that does not involve the use of steel products or the use of our existing technology,

•	the sale of more than 50% by value of our assets, and

•	the issuance of additional shares of our capital stock (subject to limited exceptions) without giving Arcelor and Mr. Skandalaris the right to maintain their percentage ownership.

Therefore, it is highly unlikely that major corporate transaction, including but not limited to a change of control, could occur without the participation or approval of Arcelor and Mr. Skandalaris.

For additional information, see the description of the Standstill and Stockholder Agreement incorporated by reference from pages 70 through 74 of our proxy statement for our 2007 annual meeting of stockholders.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c)	Resignation of Directors; Appointment of New Directors.

Effective with the closing of the Arcelor transaction on August 31, 2007, we increased the size of our board of directors from seven to nine directors and reconstituted its membership in accordance with the Standstill and Stockholder Agreement, as follows:

The following directors, who were re-elected at the annual meeting, resigned to make way for Arcelor’s nominees:

•	Mark T. Behrman; and

•	Fred L. Hubacker.

Pursuant to the Standstill and Stockholder Agreement, our board elected the following Arcelor nominees as directors and also appointed them to the board committees indicated below:

•	Jean-Francois Crancée, a non-independent director who has been designated as vice chairman and to serve on the executive committee,

•	Ronald E. Harbour, an independent director who has been designated to serve on the compensation committee,

•	Philippe Landron, an independent director who has been designed to serve on the audit committee and nominating and governance committee, and

•	Jean-Luc Maurange, a non-independent director who has been designated to serve on the executive committee.

The following directors remain in their positions:

•	Robert J. Skandalaris, our chairman,

•

Robert K. Burgess, who is Mr. Skandalaris’ independent nominee under the Stockholders and Standstill Agreement and who has been designated to serve on the compensation committee and the nominating and corporate governance committee,

•	Van E. Conway,

•	Thomas L. Saeli, our chief executive officer, who has been under the Standstill and Stockholder Agreement to serve as Mr. Skandalaris’ nominee on the executive committee, and

•	Larry R. Wendling.

(c)	Adoption of Compensatory Plan.

At our 2007 annual meeting of stockholders, which was held on August 30, 2007, our stockholders approved the Noble International, Ltd. 2007 Stock Option Plan. As a result, the plan became effective on August 30, 2007.

A description of the plan appears on pages 84 through 87 of our proxy statement for our 2007 annual meeting and is incorporated by reference in this Form 8-K. A full copy of the plan is incorporated by reference as exhibit from Appendix E to the proxy statement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective with the closing of the Arcelor transaction on August 31, 2007, we amended our Amended and Restated Bylaws in order to conform to the Standstill and Stockholder Agreement, as follows:

•	amended Section 3.13 to create the position of vice chairman of the board of directors, who will preside at board meetings in the absence of the chairman;

•	added a new Section 3.19 to provide that the CEO must be nominated to serve as a director;

•	amended Section 4.1(a) and 4.12 to provide that the chairman of the board is an officer of the corporation;

•	amended Section 4.6 to delete the provision that the CEO will preside at meetings of the board and stockholders in the absence of the chairman; and

•	renumbered Section 4.12, relating to compensation, as Section 4.13.

A full copy of the amendments is filed as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro forma financial information.

A pro forma balance sheet as of June 30, 2007, as if we had acquired the Business as of that date, and a pro forma income statement for the six months ended June 30, 2007, as if we had acquired the Business on January 1, 2007, will be filed by amendment within the period required by Item 9.01(a)(4) of Form 8-K.

(d)	Exhibits.

See the attached exhibit list.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

Dated: September 6, 2007	By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Vice President and General Counsel

EXHIBIT INDEX

No.	Description of Exhibit
2.1(1)	Share Purchase Agreement dated as of March 15, 2007 between Noble International, Ltd. and Arcelor, S.A.

3.1	Amendments dated as of August 31, 2007 to Amended and Restated Bylaws

10.1(2)	Standstill and Stockholder Agreement dated as of August 31, 2007 among Noble International, Ltd., Arcelor, S.A. and Robert J. Skandalaris

10.2(2)	Registration Rights Agreement dated as of August 31, 2007 among Noble International, Ltd., Arcelor, S.A. and Robert J. Skandalaris

10.3(3)	Transitional Services Agreement dated as of August 31, 2007 among Noble European Holdings B.V., and Arcelor, S.A.

10.4(3)	Steel Supply and Services Agreement dated as of August 31, 2007 among Noble European Holdings B.V., Arcelor, S.A., Arcelor Auto S.A. and Arcelor Commercial FCSE S.A.

10.5(3)	Contract Manufacturing Agreement dated as of August 31, 2007 among Noble International, Ltd., Noble European Holdings B.V. and Arcelor, S.A.

10.6(3)	Facilities Agreement dated as of August 31, 2007 among Noble European Holdings B.V. and its Subsidiaries named therein, BNP Paribas, as Arranger, Agent and Security Agent, and the Lenders named therein

10.8(1)	Noble International, Ltd. 2007 Stock Option Plan

(1)

Incorporated by reference to the applicable appendix to the definitive proxy statement for Noble International, Ltd.’s 2007 annual meeting of stockholders filed with the Securities and Exchange Commission on August 2, 2007.

(2)	Incorporated by reference from Amendment No. 1 to Schedule 13D of Robert J. Skandalaris filed with the Securities and Exchange Commission on September 6, 2007.
(3)	To be filed as an exhibit to the next applicable periodic report or registration statement.